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                                                                    EXHIBIT 99.1

            IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

                                   June 1996

     From time to time, Spacetec IMC through its management may make forward-looking public statements, such as statements concerning then expected future revenues or earnings or concerning projected plans, performance, product development and commercialization as well as other estimates relating to future operations. Forward-looking statements may be in reports filed under the Securities Exchange Act of 1934, as amended, in press releases or in oral statements made with the approval of an authorized executive officer. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as enacted by the Private Securities Litigation Reform Act of 1995.

     The Company wishes to caution readers not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. In addition, the Company wishes to advise readers that the factors listed below, as well as other factors not currently identified by management, could affect the Company's financial or other performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods or events in any current statement.

     The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events which may cause management to re-evaluate such forward-looking statements.

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially form those projected in forward-looking statements of the Company made by or on behalf of the Company.

     Reliance on 3D Graphical Interface Market. The Company's future success will continue to depend on sales of its hardware and software products designed to be used with 3D graphical user interfaces. The Company's ability to increase sales of its products depends in part on the continued growth of the development of products incorporating a 3D graphical interface. There can be no assurance that the market for such user interfaces will continue to grow or that the Company will be able to respond effectively to the evolving requirements of such market.

     Rapid Technological Change; Dependence on New Product Development. The electronics industry in general, and the markets for the Company's products in particular, are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions, short product life cycles and significant competition. The introduction of products embodying new technologies and the emergence of new industry standards present opportunities for current and potential competitors of the Company to gain market share and can quickly render the Company's products less attractive or obsolete and unmarketable. In order to keep pace with this rapidly changing market environment, the Company must continually develop and incorporate into its products new technological advances and features desired by the marketplace at acceptable prices. The successful development and commercialization of new products involves many risks, including the identification of new product opportunities, the timely completion of the development process, the control and recoupment of development and production costs and acceptance by customers of the Company's products. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products in a timely and cost effective manner, that the Company's products will be accepted in the marketplace, or that products or technologies developed by others will not render the Company's products or technologies uncompetitive.
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     Reliance on Large Customers. The Company had two customers representing
24.3% and 16.8% of revenues for the fiscal year ended March 31, 1995 and two customers representing 24.3%and 9.8% of revenues for the fiscal year ended March 31, 1996. The Company expects that these customers will continue to represent a significant percentage of its revenues for the foreseeable future, although its expects that sales to them will generally decline as a percentage of total revenues. None of these customers is obligated to purchase any specific amount of the Company's products. There can be no assurance that the Company will be able to retain any of these companies as customers or, in the event of a reduction or loss of business with any such customer, that the Company could establish other satisfactory relationships for sales of its products. Purchases by these customers are governed by the terms of purchase orders submitted to the Company and by written agreements covering other terms of the sale, including pricing, shipping, quality and warranty. Generally, a customer has the right to cancel or modify quantities and deliveries, without cost, subject to notice requirements. In the event of a cancellation or rescheduling of orders by any customer, the Company may not be able to replace such orders with other sales. The occurrence of any such events could have a material adverse effect on the Company's operating results.

     Reliance on Third-Party Distribution Channels. While the Company currently markets and sells a significant portion of its products directly to end-users, the Company expects that the portion of its product sales through third- party distribution channels, including original equipment manufacturers ("OEMs"), value added resellers ("VARs"), system integrators and distributors, will increase as its products gain market acceptance. Such OEMs and VARs are not under the control of the Company. Although these customers in turn sell to a wide variety of end-users, the Company is subject not only to the risk that its customers will discontinue selling and marketing its products, but also to the risk that the end-users supplied by the Company's customers will alter their preferences in a manner that has a material adverse effect on the Company's operations. There can be no assurance that the Company will be able to retain its current resellers or expand its distribution channels by entering into arrangements with new resellers.

     Entry into Consumer Marketplace. During the next year, the Company plans to market products designed for the consumer marketplace. The Company has little experience in marketing its products to consumers. The entry into the consumer market creates considerable risks for the Company, some of which are outside of the Company's control. Delays or difficulties associated with new product introductions could have a material adverse effect on the Company's business, operating results and financial condition. Once introduced, the Company's products will represent new technology to the consumer marketplace, and there is a substantial risk that the marketplace may not accept the Company's products. Market acceptance of the Company's products will depend to a certain extent upon the ability of the Company to demonstrate the advantages of its products over other types of products. There can be no assurance that either existing or new competitors will not develop products that are superior to the Company's products or achieve greater market acceptance. Even if there is initial demand for the Company's products in the consumer marketplace, there can be no assurance that the Company will be able to identify, develop, manufacture, market or support new products and services that will respond to evolving consumer requirements and maintain market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product development or introductions could result in a material loss of market share or revenues. In addition, new products, when released by the Company, may contain unexpected errors or "bugs" that, despite testing by the Company, are discovered only after a product has been installed and used by customers. Although the Company has not experienced material adverse effects from any such errors to date, there can be no assurance that errors will not be discovered in the future, causing delays in product introduction and shipments or requiring design modifications

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that could materially adversely affect the Company's competitive position and operating results. There can be no assurance that announcements of competing new product offerings by others will not cause customers to defer purchasing the Company's products or to not purchase them at all.

     Expansion into Retail Distribution Channels. The Company expects to commence retail shipments of its SpaceOrb 360 during fiscal 1996. Retail distribution channel sales typically require significantly greater marketing and sales expenditures and post-sale support costs. Penetration of this market is also dependent to a significant extent on building relationships with distributors and retailers. An increasing number of vendors compete for access to these distributors and retailers, which generally offer products of several different companies, including products competitive with the Company's products. The Company expects to commit substantial resources to the penetration of this distribution channel. There can be no assurance that the Company's efforts to commence sales through retail distribution sales channels will be successful, and the inability of the Company to penetrate this sales channel could have a material adverse effect on its operating results.

     If the Company is successful in penetrating this sales channel, the Company believes that its gross margins would decrease due to the anticipated prices for the Company's products in the retail market, where the Company believes it must price its products below certain levels to penetrate this market, and anticipated cost of revenues in the retail market. The Company further anticipates that its results from sales to retail channels will be significantly affected by seasonality due primarily to the increased demand for 3D game and entertainment applications and related products during the year-end holiday buying season. Retail distributors typically expect that they will be permitted to return inventory to the Company for credit against other purchases on negotiated terms. In addition, the Company anticipates that retail distributors will require price protection clauses in agreements with the Company pursuant to which the Company will be obligated to grant credits if the Company reduces selling prices on products previously purchased by the distributor. Moreover, to the extent the Company generates significant sales to retail distribution channels relative to its sales to OEMs, there is a greater risk of increased product returns and warranty claims. The Company has established reserves for product returns and warranty claims based on its previous experiences and future expectations. If the Company is successful in penetrating retail distribution channels, there can be no assurance that these reserves will be adequate or that product returns and warranty claims and price protection adjustments will not have a material adverse effect on future operating results.

     Competition. The market for computer products is intensely competitive and rapidly changing. The Company's products currently compete against established products and no assurance can be given that the Company's products will not be rendered obsolete by technological advances of others. The Company expects that competition from existing competitors will increase and that new competitors will enter the 3D motion control market. Many of the existing and potential competitors have experienced management, larger technical staffs, more established and larger marketing and sales organizations, better developed distribution systems and significantly greater financial resources than the Company. The Company anticipates that its competitors will ultimately develop hardware products based on technology that does not infringe on the patent rights of the Company, which may provide capabilities similar or superior to those of the Company's products. Increased competition could result in price reductions and loss of market share for the Company. There can be no assurance that the Company will be able to compete successfully or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

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     Expansion of Operations and Management of Growth. The Company has recently experienced a period of rapid growth and has added new personnel in various areas of its business. Due to the level of technical and management expertise necessary to support growth, the Company must recruit and retain highly qualified and well- trained personnel. The number of available persons with the requisite skills to serve in these positions may be limited, and it may become increasingly difficult for the Company to hire such personnel over time. The Company's expansion may also significantly strain operational, management, financial and other resources. To manage growth effectively, the Company must continue to enhance its systems and controls and successfully expand, train and manage its employee base. There can be no assurance that the Company will be able to manage this expansion effectively, including providing a satisfactory level of customer service and technical support under the stresses exerted by continued growth. There can be no assurance that the Company will be able to recruit, train and retain sufficient additional customer service employees to improve its service and satisfactorily respond to the support requests of an increased customer base. Any failure to manage the Company's future growth properly could have a material adverse effect on the Company's operating results.

     Limited Operating History; Variability of Quarterly Operating Results. The Company was incorporated in April 1991 and began commercial shipments of its products in June 1991. Although the Company has been profitable in each year since its inception, there can be no assurance that revenue growth or profitable operations can be sustained on a quarterly or annual basis in the future. The Company may experience fluctuations in quarterly operating results due to factors such as competition, variations in customer demand, changes in average selling prices due to volume discounts, entering new markets and international operations, changes in the mix of products sold, unforeseen production difficulties and the introduction of new products. The Company anticipates that its planned entry into the consumer marketplace will likely result in increasing seasonality of its revenues, reflecting consumer purchasing patterns. In view of the Company's significant growth in the past fiscal years, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

     Patents and Proprietary Technology. The Company's success is heavily dependent upon its proprietary hardware and software technology. The Company relies on a combination of patent, trade secret, copyright and trademark law, software license agreements, non-disclosure agreements, and technical measures to protect its rights pertaining to its products. Such protection may not preclude competitors from developing products with features similar to the Company's products. The Company's success will depend in part on its ability to obtain and defend United States and foreign patent protection for its products and preserve its trade secrets. There can be no assurance that the Company's issued patents, or any future patents, will provide the Company with significant protection against competitive products or otherwise be commercially valuable. Moreover, there can be no assurance that any patents issued to or licensed by the Company will not be infringed upon by others. In the case of infringement of the Company's technologies, there can be no assurance that the Company would be able to afford the expense of any litigation that may be necessary to enforce its proprietary rights.

     In addition to seeking patent protection, in some cases the Company may rely on contractual arrangements or trade secrets to protect its proprietary technology. There can be no assurance that trade secrets will be developed and maintained, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. Disputes as to the ownership of such information may arise if consultants, key employees, or other third parties apply technological information independently developed by them or by others to Company projects, and such disputes may not be resolved in favor of the Company. Due to the importance of patent and trade secret protections and the competitive nature of its industry, the Company may

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also be subject to claims that its technologies infringe on the propriety rights of other companies. There can be no assurance that such claims will not arise, that the company will have sufficient resources to pursue any resulting litigation to a final judgement, or that the Company will prevail in such litigation.

     Dependence on Suppliers. The Company relies on outside suppliers for substantially all of its parts, components and manufacturing supplies. The microprocessor currently used in the manufacture of one of the Company's hardware products is obtained from a single source supplier. The disruption or termination of the supply of microprocessors from this source would have a material adverse effect on the Company's operations and could cause delays in the delivery of such products. Further, even with respect to "off- the-shelf" components which are available from a large number of suppliers, there can be no assurance that the Company's suppliers will continue to meet all of the Company's needs on a timely basis.

     Dependence on Contract Manufacturers, Including Overseas Manufacturers. The Company has and will continue to rely on outside vendors to manufacture hardware devices among the Company's products. Although the Company's hardware devices are relatively simple devices to manufacture, and the Company has not encountered any delays in obtaining adequate products from its outside contracting organizations, there can be no assurance that delays incurred or quality problems caused by any of the contract manufacturing organizations will not have a material adverse effect on the Company's ability to fill customer orders. In 1996, the Company entered into a manufacturing contract with a entity located in the People's Republic of China. The Company's reliance on outside manufacturers involves several risks, including a potential inability to obtain an adequate supply of required products, and reduced control over the price, timeliness of delivery, reliability and quality of finished products. Certain of the Company's contract manufacturers have relatively limited financial and other resources. Any inability to obtain timely deliveries of products and services having acceptable qualities or any other circumstance that would require the Company to seek alternative sources of contract manufacturing services or to manufacture its own hardware devices internally, could delay the Company's ability to ship its products. Any such delay could damage relationships with customers and such delay could have a material adverse effect on the Company.

     The use of a foreign manufacturer, most significantly in a country with an emerging commercial base, subjects the Company to additional risks, including unexpected changes in regulatory requirements and tariffs and difficulties in communications with such foreign entity. Finally, the laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that these factors will not have a material adverse effect on the Company. Finally, to the extent that such foreign manufacturer fails to perform in accordance with its contract with the Company or to the extent the Company has other claims against such manufacture, it may be difficult to enforce such claims in the Peoples Republic of China.

     Attraction and Retention of Key Employees. The Company is dependent on the principal members of its management, including Dennis Gain, President and Chief Executive Officer, John Hilton, Senior Vice President and Chief Technology Officer, Hardware, and James Wick, Senior Vice President and Chief Technology Officer, Software. The loss of the services of one or more key employees could have a material adverse effect on the Company. The Company believes that its future success will be affected by its ability to attract and retain skilled technical, managerial and marketing personnel. Although the Company has not experienced difficulty to date, there can be no assurance that the Company will be successful in attracting or retaining the personnel it requires to continue to grow and operate profitably. The Company maintains life insurance on the

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lives of Messrs. Gain, Hilton and Wick in the amounts of $2,250,000, $500,000 and $500,000, respectively.

     Future Capital Needs. The Company's capital requirements will depend on many factors, including the rate at which the Company can develop its products, the market acceptance of such products, the levels of promotion and advertising required to launch such products and attain a competitive position in the marketplace, the response of competitors to the products based on the Company's technology, and capital necessary for potential acquisitions. Changes in technology or a growth of sales beyond currently established capabilities will also require further investment. To the extent that the net proceeds of this offering and internally generated funds are insufficient to fund the Company's operating requirements, it may be necessary for the Company to seek additional funding through public or private financing. There can be no assurance that additional financing will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders may result. If adequate funds are not available, the Company's business would be materially adversely affected, and, as a result, the Company may be required to curtail its operations significantly.

     Risks Associated with International Operations. International sales accounted for 35.8% and 31.4% of revenues for the fiscal years ended March 31, 1996 and 1995 respectively, and the Company expects that international sales will continue to represent a significant portion of its net sales. While most of the Company's international sales are U.S. dollar-denominated, decreases in the value of foreign currencies relative to the U.S. dollar could make the Company's products less price competitive. International sales and operations may also be materially adversely affected by the imposition of government controls, export license requirements, restrictions on the export of critical technology, political and economic instability, trade restrictions, changes in tariffs and taxes, difficulties in staffing and managing international operations and general economic conditions. Any inability to meet foreign regulatory approvals on a timely basis could have a material adverse effect on the Company's operating results. In addition, the Company's business may be affected by lower sales levels which typically occur during the summer months in Europe and other parts of the world.

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